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                                  EXHIBIT 32.1

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Covista Communications, Inc. on Form 10-Q for the period ending July 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, A. John Leach, Jr., President and CEO of Covista Communications, Inc. certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that;

     1) The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2) The information contained in the Report fairly presents, in all material aspects, the financial condition and result of operations of Covista Communications, Inc.



Date:  September 10, 2004             By:  /s/ A. John Leach, Jr.
                                           ------------------------------
                                           A. John Leach, Jr.
                                           President and Chief Executive Officer